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Exhibit 99.2

                    Kimco Realty Corporation and Subsidiaries
                Computation of Ratio of Earnings to Fixed Charges
                    For the three months ended March 31, 2003




Pretax earnings from continuing operations                         $ 69,319,084

Less: Income or loss from equity investees                          (13,216,590)
                                                                   ------------
Adjusted pretax earnings from continuing operations
                                                                     56,102,494

Add:
   Interest on indebtedness                                          22,120,727
   Amortization of debt related expenses                                875,519
   Portion of rents representative of the
     interest factor                                                  1,350,666
                                                                   ------------
                                                                     80,449,406

Distrubuted income from equity investees                              7,055,751
                                                                   ------------

       Pretax earnings from continuing operations, as adjusted     $ 87,505,157


Fixed charges -
   Interest on indebtedness                                        $ 24,284,608
   Amortization of debt related expenses                                732,196
   Portion of rents representative of the
     interest factor                                                  1,350,666
                                                                   ------------

        Fixed charges                                              $ 26,367,470

Ratio of earnings to fixed charges                                          3.3

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                    Kimco Realty Corporation and Subsidiaries
           Computation of Ratio of Earnings to Combined Fixed Charges
                         and Preferred Stock Dividends
                    For the three months ended March 31, 2003




Pretax earnings from continuing operations                         $ 69,319,084
Less: Income or loss from equity investees
                                                                    (13,216,590)
Adjusted pretax earnings from continuing operations
                                                                     56,102,494

Add:
   Interest on indebtedness (excluding capitalized interest)         22,120,727
   Amortization of debt related expenses                                875,519
   Portion of rents representative of the
     interest factor                                                  1,350,666
                                                                   ------------
                                                                     80,449,406

Distrubuted income from equity investees                              7,055,751
                                                                   ------------

       Pretax earnings from continuing operations, as adjusted     $ 87,505,157


Combined fixed charges and preferred stock dividends -
   Interest on indebtedness                                        $ 24,284,608
   Preferred stock dividends                                          4,609,425
   Amortization of debt related expenses                                732,196
   Portion of rents representative of the
     interest factor                                                  1,350,666
                                                                   ------------

        Combined fixed charges and preferred stock dividends       $ 30,976,895

Ratio of Earnings to Combined Fixed Charges
   and Preferred Stock Dividends                                            2.8